Exhibit 99.1

November 20, 2014

SFX Entertainment, Inc.

430 Park Avenue, 6th Floor

New York, NY 10022

Re: Resignation from the Board of Directors

Gentlemen:

I hereby resign from the Board of Directors of SFX Entertainment, Inc., effective immediately. Due to other personal and professional commitments I am no longer able to devote the time necessary to remain on the board. I was honored to serve as a member of the Board and will continue to offer my support for the vision of the business.

Sincerely,

/s/ Jared Cohen
Jared Cohen